SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 26, 2010
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01—OTHER EVENTS
     On April 26, 2010, the Board of Directors (the “Board”) of Ashford Hospitality Trust, Inc. (the “Company”), adopted an amendment to the Company’s Corporate Governance Guidelines (the “Guidelines”) that added certain stock ownership guidelines for the Company’s Chief Executive Officer and members of the Board. The amended Guidelines state that the Company’s Chief Executive Officer should hold an amount of common stock of the Company having a value in excess of six times his annual base salary, and each member of the Board should hold an amount of common stock of the Company having a value in excess of three times his annual board retainer fee (excluding any portion of the retainer fee representing additional compensation for being a committee chairman). Any future Chief Executive Officer or members of the Board will be expected to achieve compliance within three years of being appointed as Chief Executive Officer or after being elected to the Board, as applicable.
     The amended Guidelines will be posted to the Company’s corporate website at www.ahtreit.com.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 6, 2010

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel